Exhibit 99.4
------------

                             STILWELL FINANCIAL INC.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  (Dollars in Millions, Except Per Share Data)

                                                                   For the nine months ended September 30,
                                                               ---------------------------------------------
                                                           Historical      Pro Forma                   Pro Forma
                                                              2001        Adjustments                     2001
                                                              ----                                        ----
Revenues:
     Investment management fees.........................     $ 1,002.0       $        --               $ 1,002.0
     Shareowner servicing fees..........................         171.6                                     171.6
     Other..............................................          48.0                                      48.0
                                                             ---------       -----------               ---------
          Total.........................................       1,221.6                --                 1,221.6
                                                             ---------       -----------               ---------

Operating Expenses:
     Compensation.......................................         257.8                                     257.8
     Marketing and promotion............................          72.4                                      72.4
     Third party concession fees........................         181.1                                     181.1
     Depreciation and amortization......................          92.0              21.0    (f)            113.0
     Professional services..............................          34.7                                      34.7
     Other..............................................         100.4                                     100.4
     Severance, facility closing and other costs........          40.3                                      40.3
                                                             ---------       -----------               ---------
          Total.........................................         778.7              21.0                   799.7
                                                             ---------       -----------               ---------

Operating Income........................................         442.9             (21.0)                  421.9

Equity in earnings of unconsolidated affiliates.........          58.0                                      58.0
Interest expense - third parties........................         (21.8)            (19.3)   (g)            (41.1)
Other, net..............................................          18.1              (6.7)   (h)             11.4
                                                             ---------       -----------               ----------
     Income before taxes and minority interest..........         497.2             (47.0)                  450.2
Income tax provision....................................         170.7             (14.7)   (i)            156.0
Minority interest in consolidated earnings..............          97.9             (30.0)   (j)             67.9
                                                             ---------       -----------               ---------
Net Income                                                   $   228.6       $      (2.3)              $   226.3
                                                             ========-       ===========               =========

Per Share Data:
   Weighted average Common shares outstanding
     (in thousands).....................................       219,685                                   219,685
   Basic Earnings per share.............................     $    1.04                                 $    1.03

   Weighted average Diluted Common shares
     outstanding (in thousands).........................       224,612                                   224,612 (k)
   Diluted Earnings per share...........................     $    0.99                                 $    0.97


  See Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements.



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